Exhibit 23.4

Consent of Griffin Financial Group, LLC

We hereby consent to the inclusion of our opinion to the Board of Directors of First Priority Financial Corp. (the “Company”) as Annex B to the Registration Statement on Form S-4, and related joint proxy statement/prospectus, of First Priority Financial Corp. as well as to the references to our firm and such opinion contained therein, including under the captions “The Merger: Background of the Merger”, “The Merger: First Priority’s Reasons for the Merger” and “The Merger: Opinion of First Priority’s Financial Advisor”. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

/s/ Griffin Financial Group, LLC

Reading, Pennsylvania

August 7, 2012